EXHIBIT-2(2)

           SECOND AMENDMENT TO PURCHASE AGREEMENT


     SECOND AMENDMENT TO PURCHASE AGREEMENT (this

"Amendment"), dated as of September 30, 1994, between The

Perkin-Elmer Corporation, a New York Corporation (the

"Seller"), and Sulzer Inc., a Delaware corporation (the

"Purchaser").



                    W I T N E S S E T H :

     WHEREAS, the Seller and the Purchaser have previously

entered into that certain Purchase Agreement, dated as of

April 18, 1994, as amended by that certain letter agreement

(the "First Amendment"), dated August 31, 1994 (the

"Purchase Agreement"), with respect to the sale by the

Seller and the purchase by the Purchaser of substantially

all of the assets and certain of the liabilities Related to

the Business (as defined in the Purchase Agreement); and

     WHEREAS, the parties desire to further amend the

Purchase Agreement to incorporate certain agreements, all as more specifically provided herein.

     NOW, THEREFORE, in consideration of the mutual

covenants and undertakings contained herein, and subject to

and on the terms and conditions herein set forth, the

parties hereto agree as follows:

     1.1  Amendment.  Effective as of the date hereof, the

Purchase Agreement is hereby further amended as follows:

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          (a)  The definition of "Closing Statement"

     contained in Section 1.2 of the Purchase Agreement is

     hereby amended to add at the end of the first sentence

     thereof the following:


               "; and provided, further, that the Closing
          Statement shall in any event include as a liability the principal of and accrued interest on the intercompany loans of Perkin-Elmer Metco GmbH, Metco Iberica, S.A., Metco S.A., and Metco Scandinavia A.B. as described on Exhibit A hereto (collectively, the "Intercompany Loans")"

          (b)  The definition of "Estimated Purchase Price"

     contained in Section 1.2 of the Purchase Agreement is

     hereby amended to read in its entirety as follows:


               "Estimated Purchase Price" means
          $54,746,000."

          (c)  The definition of "Excluded Liabilities"

     contained in Section 1.2 of the Purchase Agreement is

     hereby amended to delete clause (ix) thereof and to

     substitute in lieu thereof the following:


               "(ix) Except for the Intercompany Loans, all obligations of the Seller or any Subsidiary to any banks or to Seller and its affiliates with respect to money borrowed; and"

          (d)  Section 2.2(a) of the Purchase Agreement is

     hereby amended to read in its entirety as follows:


               "(a) The Estimated Purchase Price, payable to the Seller or its designees in immediately available funds by wire transfer to bank accounts designated by the Seller (or other method mutually acceptable to the Seller and the Purchaser) in the

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          amounts and currencies set forth on Exhibit B
          hereto; and"

     1.2  FTC Consent Order.  The parties hereby agree that

the term "Consent Order" as used in the First Amendment

shall mean the consent order as approved by the Federal

Trade Commission (the "FTC") as reflected in the press

release of the FTC dated September 29, 1994.

     1.3  First Amendment.  The reference in the first

sentence of the second paragraph of the First Amendment to

the "net book value of the assets of the Division at

closing" means the "Closing Date Net Assets" as defined in

the Purchase Agreement.

     1.4  Agreement in Full Force.  Except as expressly

provided herein, the provisions of the Purchase Agreement

shall remain in full force and effect.



     IN WITNESS WHEREOF, the parties hereto have caused this

Amendment to be duly executed as of the date first above

written.

                         THE PERKIN-ELMER CORPORATION



                         By   /s/ John B. McBennett

                            Name:  John B. McBennett
                            Title:  Corporate Controller

                         SULZER INC.

                         By   /s/ Richard G. Rudolf

                            Name:  Richard G. Rudolf
                            Title:  Vice President

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                         By   /s/ Thomas J. Kawczynski

                            Name:  Thomas J. Kawczynski
                            Title:  Attorney-in-Fact